U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Amendment No. 1

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Commission file number: 000-26629


         Date of Report (Date of earliest event reported) April 4, 2002
                                                          -------------

                        Auto Wholesale Specialists, Inc.
                -------------------------------------------------
                 (Name of small business issuer in its charter)

               FLORIDA                                59-3254927
               -------                                ----------
       (State or jurisdiction                       (I.R.S. Employer
       of incorporation or                          Identification No.)
       organization)

                 1008 Royal Aberdeen Way, Orlando, Florida 32828
                                 (407) 292-9070
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

Item 1

On April 4, 2002, Auto Wholesale Specialists, Inc. (the "Company", "AWS", or "Registrant") entered into a definitive business combination agreement to acquire through a stock-for-stock exchange 100% of the outstanding securities of Progressive Leasing, Inc., a Florida corporation, from Pamela Wilkinson, former sole shareholder. Progressive Leasing, Inc. ("Progressive") is a start-up small lender/broker leasing company. As a lender, Progressive intends on providing 100% lease financing in the $2,000 to $75,000 transaction range for a term of 12 to 60 months for most types of equipment used for business purposes. Based on established credit criteria for above average credit risk, Progressive will finance leases for the soft costs as well as the equipment. Progressive intends on brokering off transactions over $75,000. The Company intends to do business through Progressive, maintaining Progressive as its wholly-owned subsidiary.

Mechanically, AWS and Pamela Wilkinson (former sole shareholder of Progressive) commenced a stock-for-stock exchange, whereby all the outstanding shares of Progressive owned by Pamela Wilkinson were exchanged in return for seventy-two million (72,000,000) restricted shares of AWS. AWS had eight million (8,000,000) shares issued and outstanding at the time of the share exchange, reflecting a four-to-one forward split which became effective on April 3, 2002. As such, this acquisition shall be characterized as a `reverse' acquisition. Pamela Wilkinson has been appointed as an officer and director of the Registrant.

As of the date of this filing, the Registrant has eighty million (80,000,000) shares of Common Stock issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management.

List of 5% beneficial ownership of any class of stock:

------------------ ---------------------------------------------- ---------------------------------------------   ---------------
 Title of Class    Name and Address of Beneficial Owner           Amount and nature of beneficial ownership       Percent of class
------------------ ---------------------------------------------- ----------------------------------------------  ----------------
                   Pamela Wilkinson                                   72,000,000                                       90.0%
Common Stock       1008 Royal Aberdeen Way,                           Direct Ownership
                   Orlando, Florida32828
------------------ ---------------------------------------------- ---------------------------------------------    ---------------
                   James Bailey                                       7,800,000                                        9.75%
Common Stock       1008 Royal Aberdeen Way,                           Direct and Indirect Ownership
                   Orlando, Florida 32828
------------------ ---------------------------------------------- ---------------------------------------------     --------------

List of Management's ownership of any class of stock

------------------ -------------------------------------------------- ----------------------------------------------   -------------
 Title of Class    Name and Address of Beneficial Owner               Amount and nature of beneficial ownership         Percent of
                                                                                                                           class
------------------ -------------------------------------------------- ---------------------------------------------    -------------
Common             James Bailey                                         7,800,000                                           9.75%
Stock              1008 Royal Aberdeen Way,                             Direct and Indirect Ownership
                   Orlando, Florida 32828
------------------ -------------------------------------------------- ---------------------------------------------     ------------
Common             Pamela Wilkinson                                     72,000,000                                         90.0%
Stock              1008 Royal Aberdeen Way,                             Direct Ownership
                   Orlando, Florida 32828
------------------ -------------------------------------------------- ---------------------------------------------     ------------
Common             Present and Former Officers and                      79,800,000                                         99.75%
Stock              Directors as a group.                                Direct and Beneficial Ownership(1)
------------------ -------------------------------------------------- ---------------------------------------------     ------------

The officers and directors of the Company are as follows:

Name                           Age           Position
--------------------------------------------------------------------------------
Mrs. Pamela Wilkinson          43          CEO and Director

Mr. James Bailey               40          Chief Financial Officer and Director
--------------------------------------------------------------------------------

The following is a brief description of the business background of the executive officers and directors of the Company.

Ms. Pamela Wilkinson has been an officer and director of our wholly-owned subsidiary Progressive Leasing, Inc. since its inception in February, 1998 and was elected President and a member of the Company's Board of Directors on April 4, 2002, following the stock exchange. Ms. Wilkinson plans on leading the Company in its strategy for leasing sales and corporate growth during 2002 and 2003. Since 1997, Ms. Wilkinson has held several corporate-related jobs for small companies, specializing in operational and management consulting. Ms. Wilkinson also currently serves as president and director of Ramsy Holdings Corp., and its wholly-owned subsidiary, GPI Marketing, Inc., both of which are private companies. GPI Marketing, Inc. is in the business of marketing products and services of International Paintball Manufacturing Corp., a Florida company. Since 1997, Ms. Wilkinson has served as President and director of Progressive Media Group, Inc., a private Florida company providing consulting services to small to mid-sized businesses throughout the US and Canada.

Mr. James Bailey has served as our President and Director since June, 1995, and then became our Chief Financial Officer (`CFO') and Secretary upon the stock exchange with Progressive Leasing in April 2002. Mr. Bailey will continue to perform duties related to administration, and will oversee our leasing operations as CFO during 2002, until a full-time CFO can be elected. Mr.

Bailey's duties include managing working capital including all cash, marketable securities, receivables, and inventory, and performing financial forecasting, including budgeting. Mr. Bailey has worked as an investment banker from 1985 through 1997, when he became the President of Capital Leasing, a Florida leasing company. Mr. Bailey graduated from St. Cloud State University in 1984 and holds no directorships in any reporting companies.

Item 2

N/A

Item 3

N/A

Item 4

N/A

Item 5. Other Events and Regulation FD Disclosure.

Description of Business

Summary

We provide lease financing to equipment vendors and businesses nationwide for equipment ranging in cost from $2,000 to $75,000. We are a full-service equipment leasing and finance company that does our own credit analysis, documentation, funding, billing, and collection. Since there is no intermediary in these smaller transactions, we anticipate this will result in a lower monthly payment for the lessee and a higher sales price for the vendor.

Leasing is approximately a $207 billion industry1, but within the smaller niche of business product leasing, which ranges from $2,000-$75,000 per lease, no single leasing company has managed to capture a dominant market share. The number of leasing brokers in the US is growing rapidly, but several larger leasing companies were sold or acquired in the last few years. The size of the market in terms of number of companies who lease equipment is continues to expand, including small ticket lessors focusing on technology and the Internet. Leasing companies are showing vendors that leasing makes it possible for more customers to acquire equipment.

We are a combination of two types of companies, a lender/broker hybrid company, that receives the benefits from both types of operations. As a lender, the company intends on providing 100% lease financing in the $2,000 to $75,000 transaction range for a term of 12 to 60 months for most types of equipment used for business purposes. Based on proven credit criteria for above average credit risks, we will finance leases for the soft costs as well as the equipment. We will broker off transactions over $75,000.

As a broker, all transactions will be reviewed without considering the dollar amount requested, to determine how much of the transaction to fund for the Company's lease portfolio, and to broker off the remainder of the transaction and earn a fee that more than offsets the cost of doing business. We will earn a commission on larger transactions. We are planning to increase our sales and cash flows throughout 2002, and expand our staff and resources to initiate further growth in 2003.

----------
1    The Association for Equipment Leasing and Finance, ELA Press Release:
     "Equipment Leasing Industry Tops $200 Billion in Total New Business Volume", dated November 24, 1999.

Products and Services

The Company finances leases and related equipment internally, rather than with financing provided by third-party lenders. The internal lease financing typically occurs in cases where the financed amounts are not sufficiently large to be attractive to lenders or where the credit rating of the lessee is not acceptable to lenders. As a lessor, the Company will provides funding for smaller transactions with companies that have good credit and shorter terms at a targeted annual percentage rate (APR) between 14% and 22%. We will concentrate our sales efforts in the automotive repair and vending industries with an average transaction size of $10,000 for an estimated average term of 48 months.

The Company's perceived value is the ability to approve a higher percentage of leases, but is not related to specific rates or turn-around time. Our customers experience good approval ratios at a fair price. Our customers can increase their sales and shorten their overall sales cycle. Vendors will not lose as many customers because of the leasing company they use. Their customers should not complain that the leasing company kept their security deposit, billed them for unnecessary insurance, automatically renewed the lease beyond its initial terms, or over-charged them for the residual value.

Many leasing companies could operate more profitably by limiting management employees and wasteful spending. Sales people spend a great deal of money entertaining potential vendors whereas we would use that money for unusual transactions that put money directly in a vendor's pocket. The Company is run as a small business without any middle management and without an extended sales force. Sales are handled internally and management maintains direct/ regular contact with customers. The Company intends on maintaining a lower number of employees per dollar amount funded.

Business Strategy

         Focus on Vendor Leasing

         Our business strategy is to differentiate from our competitors by concentrating on a relatively small number of vendors whose products often are leased. The Company develops vendor programs that involve equipment purchases and remarketing relationships with equipment manufacturers and distributors. The Company's vendor programs are critical to the Company's future growth, and vendor-remarketing assistance is necessary to maximize the residual value of equipment.

         Growth

         Our growth opportunities are enhanced by developing relationships with vendors that appear to be growing rapidly in industries likely to experience growth, in our estimation. In addition, the Company's formal vendor relationships result in the vendor bringing to the attention of the Company lease financing opportunities that are not brought to the attention of other financing sources.

         Access to Customers

         We utilize the vendor's sales organization to gain access to a large and diversified end-user customer base, without incurring the costs of establishing independent customer relationships.

         Remarketing Assistance

         Through the vendor relationship, which typically provides for the upgrade, refurbishment, re-certification and remarketing of equipment purchased by the company, the residual risk associated with ownership of the equipment at the end of the lease term is reduced. As a result, the Company's residual profit opportunity is enhanced.

         Focus on Selected Industries

         By focusing on selected industries such as automotive repair equipment, vending equipment, and computer equipment, we can take advantage of the background and expertise of key personnel who have developed important relationships with equipment distributors. We invest in understanding the specific products of the vendors with which it has vendor programs. As a result, we make more informed decisions regarding residual values of such products and the pricing of lease transactions, thereby maximizing opportunities for residual profits.

Pricing and Profitability

Pricing is flexible. We will not pursue any lease that does not cover the processing costs. Currently, interest rates are driven as much by competitors as they are by the prime interest rate. Generally, our interest rates are more in line with rates established by brokers in the region than those set by large volume leasing companies. The pricing is competitive because we are pursuing the same customers.

Our business philosophy is to attract the vendor with an overall competitive rate sheet; while offering a higher rate in the areas we want to place in the Company's Lease Portfolio. We position ourselves slightly higher than the regional average in these areas and slightly lower than competitors in the other areas. We maintain a high enough margin in the other areas to profit if the lease is brokered off.

Vendors are more concerned about interest rates than a customer is. Once a customer feels that he or she is getting a fair price on a piece of equipment, they usually pay little or no attention to interest rates. Since vendors are our primary customers and need to perceive that their leasing company's interest rates are low, we make certain that we are competitive with the leasing company(ies) they have used in the past.

Competition

The equipment leasing industry is characterized by significant competition. The Company competes with leasing companies, commercial banks and other financial institutions, some of which may provide the Company with capital to finance its leases. A substantial number of the Company's competitors are significantly larger and have substantially greater resources than the Company.

The Company's product and market focus should limits direct competition with many of these types of companies. Bank-affiliated lessors typically do not directly compete in the operating lease segment of the leasing industry. Captive leasing companies typically finance only their parent company's products.

The Company's primary competition in terms of the type of business is from large brokers doing over $10 million dollars annually. Brokers tend to go after the smaller vendors because they want to establish a personal relationship, whereas large leasing companies do not. Large leasing companies tend to go after large volume vendors by attracting them with lower rates. When dealing primarily with smaller vendors the processing costs are lower and profit margins (interest rates) are greater. In terms of size (sales volume), we compete with large leasing companies doing $50 - $150+ million annually. Existing businesses have greater operating costs so there is little chance that they will enter into the same markets and compete on a price basis. As the market continues to evolve, we will be forced to compete with both large and small leasing firms.

Some larger leasing firms that the Company must compete include GE Leasing, eLease, and Fleet Capital Leasing, along with several smaller, regional leasing firms. We believe we can compete with these smaller firms on the basis of price, responsiveness to customer needs, flexibility in structuring lease transactions, relationships with its vendors and knowledge of its vendors' products. We hope to compete with the larger firms by establishing strong personal relationships with our customer, and using value-added incentives, such as better service and faster response time, in order to win their loyalty and establish an ongoing relationship.

Litigation

The Company is not involve in any litigation at this time, and is not aware of any pending or threatened litigation.

Item 6.

Upon commencement of the stock exchange, the Board of Directors of Auto Wholesale Specialists, Inc. appointed Mrs. Pamela Wilkinson to the Board of the Company, for a total of two directors, Wilkinson and Bailey.

Item 7. Management's Discussion and Analysis or Plan of Operation.

         (a) Plan of Operation.

Auto Wholesale Specialists, Inc. (the "Company") was organized under the laws of the State of Florida to engage in any lawful business. The Company was formed for the purpose of creating a vehicle to obtain capital to take advantage of business opportunities that may have potential for profit. Management of the Company has unlimited discretion in determining the business activities in which the Company will become engaged. Such companies are commonly referred to as "blind pool/blank check" companies. There is and can be no assurance that the Company will be able to acquire an interest in any such opportunities that may exist or that any activity of the Company, even after any such acquisition, will be profitable.

The Company has generated no revenues from its operations and has been a development stage company since inception. Since the Company has not generated revenues and has never been in a profitable position, it operates with minimal overhead.

The Company has now completed its stock exchange with Progressive Leasing, Inc., and intends to commence consolidated leasing operations immediately.


         (b) Liquidity and Capital Resources.

As of the date of this 8-K, the Company had little material cash or other assets with which to conduct operations. There can be no assurance that the Company will be able to complete its business plan and to exploit fully any leasing opportunities that management may be able to locate on behalf of the Company. Accordingly, the Company will need to seek additional financing through loans, the sale and issuance of additional debt and/or equity securities, or other financing arrangements. Management of the Company has advised that they will pay certain costs and expenses of the Company from their personal funds as interest free loans in order to facilitate development of the Company's business plan. Management believes that the Company has inadequate working capital to pursue any operations at this time; however, loans to the Company from management may facilitate development of the business plan. For the foreseeable future, the Company through its management intends to pursue acquisitions as a means to develop the Company. The Company does not intend to pay dividends in the foreseeable future. As of the end of the reporting period, the Company had no material cash or cash equivalents. There was no significant change in working capital during this quarter.

         (c) Exhibits

             99 - Stock Exchange Agreement

Item 8

N/A

Item 9

N/A

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        Auto Wholesale Specialists, Inc. (Registrant)

                        By /s/ James H. Bailey
                           ---------------------------------------
                        James H. Bailey
                        Chief Financial Officer and Director

INDEPENDENT AUDITOR'S REPORT


Board of Directors and Shareholders
Progressive Leasing, Inc.


We have audited the balance sheet Progressive Leasing, Inc. as of December 31, 2001 and the related statements of income, changes in stockholders' equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position Progressive Leasing, Inc. as of December 31, 2001 and the results of its operations and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.




                               James E. Scheifley
                               Certified Public Accountant

Dillon, Colorado
June 25, 2002

                            PROGRESSIVE LEASING, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001

                                     ASSETS
                                     ------

                                                                  December 31,
                                                                     2001
                                                                   --------
  Cash                                                             $    338
  Net investment in direct financing
   and sale type leases                                               1,275
                                                                   --------
      Total current assets                                            1,613

Equipment on operating lease, net of
 accumulated depreciation of $13,209                                  6,605

Net investment in direct financing
 and sale type leases                                                   460
                                                                   --------

Total assets                                                       $  8,677
                                                                   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
      Total current liabilities                                    $     --

Lease deposits                                                        1,184

Stockholders' equity:
 Common stock, $.001 par value,
  10,000,000 shares authorized, 1,000,000 shares
  issued and outstanding                                              1,000
 Additional paid in capital                                          49,000
 (Deficit) accumulated during
  development stage                                                 (42,507)
                                                                   --------
                                                                      7,493
                                                                   $  8,677
                                                                   ========




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                            Years Ended
                                                            December 31,
                                                        2001           2000
                                                    -----------     -----------

Lease income                                        $    16,665     $    56,748

 OPERATING EXPENSES:
   Consulting services                                   12,020          46,338
   Professional fees                                        545             400
   Bad debts                                              4,251          22,647
   Depreciation expense                                   7,963           9,871
   Printing                                                  --           3,213
   Loss on disposition of leased assets                  13,206              --
   Other administrative expenses                            866           7,440
                                                    -----------     -----------
                                                         38,851          89,909
                                                    -----------     -----------

(Loss from operations) and net (loss)               $   (22,186)    $   (33,162)
                                                    ===========     ===========


PER SHARE INFORMATION:
 Basic and diluted (loss) per common share          $     (0.02)    $     (0.03)
                                                    ===========     ===========

 Weighted average shares outstanding                  1,000,000       1,000,000
                                                    ===========     ===========






                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                          COMMON STOCK                 ADDITIONAL       RETAINED
                                     --------------------------         PAID-IN         EARNINGS
       ACTIVITY                       SHARES           AMOUNT           CAPITAL         (DEFICIT)           TOTAL
                                     ---------        ---------        ---------        ---------         ---------
Balance, December 31, 1999           1,000,000        $   1,000        $  49,000        $  12,841         $  62,841

Net (loss) for the year
 ended December 31, 2000                    --               --               --          (33,162)          (33,162)
                                     ---------        ---------        ---------        ---------         ---------

Balance, December 31, 2000           1,000,000            1,000           49,000          (20,321)           29,679

Net (loss) for the year
 ended December 31, 2001                    --               --               --          (22,186)          (22,186)
                                     ---------        ---------        ---------        ---------         ---------

Balance, December 31, 2001           1,000,000        $   1,000        $  49,000        $ (42,507)        $   7,493
                                     =========        =========        =========        =========         =========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                              Years Ended
                                                              December 31,
                                                           2001          2000
                                                         --------      --------


NET INCOME (LOSS)                                        $(22,186)     $(33,162)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation                                              7,963         9,871
  Loss on disposition of assets                            13,206            --
  Changes in assets and liabilities:
  Increase (decrease) in financing leases                  45,140        (8,360)
  Increase (decrease) in customer deposits                (12,475)          148
  Increase (decrease) in accrued sales taxes                 (572)           19
                                                         --------      --------

  Total adjustments                                        53,263         1,677
                                                         --------      --------
  Net cash provided by (used in)
   operating activities                                    31,077       (31,484)

Cash flows from investing activities:
   Acquisition of plant and equipment                          --        (3,000)
                                                         --------      --------
Net cash (used in) investing activities                        --        (3,000)

Cash flows from financing activities:
  Repayment of related party loans                        (40,000)           --
                                                         --------      --------
Net cash (used in) financing activities                   (40,000)           --

Increase (decrease) in cash                                (8,923)      (34,484)
Cash and cash equivalents,
 beginning of period                                        9,261        43,746
                                                         --------      --------
Cash and cash equivalents,
 end of period                                           $    338      $  9,261
                                                         ========      ========



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                        Years Ended
                                                        December 31,
                                                  2001                 2000
                                                  -----                ----


SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                         $    -              $    -
   Cash paid for income taxes                     $    -              $    -





                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

Progressive Leasing, Inc.
Notes to Financial Statements
December 31, 2001


Note 1. Organization and Summary of Significant Accounting Policies.
        ------------------------------------------------------------

The Company was incorporated in Florida on February 12, 1998. The Company is engaged in the business of leasing of capital assets. The Company has chosen December 31st as the end of its fiscal year.

     Description of Leasing Activities:
The Company's leasing activities consist principally of the leasing of automotive repair equipment, telephone systems and computer equipment. The majority of the Company's leases are classified as direct financing leases with terms of from 12 to 36 months. The Company has one remaining operating lease at December 31, 2001 with a remaining term through September 2003.

     Loss per share:
Basic Earnings (Loss) per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the Company has no potentially dilutive securities outstanding.

     Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Fixed Assets:
The Company's fixed assets consist of automotive repair equipment on capital lease. The Company depreciates its equipment utilizing the straight-line method over a period of five years. The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset, and its eventual disposition is less than its carrying amount. During the year ended December 31, 2001, the Company expensed an aggregate of $13,206 in connection with impairment losses related to four operating leases.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Financial Instruments:
The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation:
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning at its inception. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay any stock based compensation during any period presented.

     Effect of Acounting Pronouncements:
In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations ("SFAS 141), which is required to be adopted for business combinations initiated after June 30, 2001. SFAS 141 prohibits the use of the pooling of interest method of accounting.

Management believes that the adoption of SFAS No. 141 has had no impact on the Company for the year ended December 31, 2001.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142), which is required to be adopted for fiscal years beginning after December 15, 2001. The Company plans to adopt SFAS 142 during the first quarter of its 2002 fiscal year. SFAS 142 establishes accounting rules for recording goodwill and other intangible assets. It prohibits the amortization of goodwill and intangible assets that have an indefinite useful life. Such assets are required to be tested for impairment on an annual basis. Company plans to follow the requirements of SFAS 142 to account for any merger that it may enter into.

Management believes that the adoption of SFAS No. 142 has had no impact on the Company for the year ended December 31, 2001.

Note 2. Stockholders' Equity.
        --------------------

At inception, the Company issued 1,000,000 shares of its common stock to its founder for services valued at $.05 per share.

Note 3. Related Party Transactions.
        --------------------------

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise. An officer of the Company received compensation for services provided to the Company during the years ended December 31, 2001 and 2000 amounting to $1,320 and $17,500 respectively.

An affiliated company loaned an aggregate of $40,000 to the Company during the year ended December 31, 1999 for lease operations. The loan was repaid in full during the year ended December 31, 2001. Additionally, the affiliate was paid an aggregate of $8,700 for consulting fees during the year ended December 31, 2001.

Note 4. Net Investment in Direct Financing and Sales-Type Leases.
        --------------------------------------------------------

The following lists the components of the net investment in direct financing and sales-type leases as of December 31, 2001:

Total minimum lease payments to be received      $  2,064
Less executory costs and lease profit                (329)
                                                 --------
Net investment in direct financing and
 Sales-type leases                               $  1,735



Note 5. Property on Operating Lease.
        ---------------------------

The following lists the components of property on operating lease as of December 31, 2001:

  Automotive repair equipment               $ 19,814
   (less) accumulated depreciation           (13,209)
                                            --------
                                            $  6,605
Note 6. Rentals under Operating Leases.
        ------------------------------

The following lists the minimum future rentals on non-cancellable operating leases as of December 31, 2001:

Years ending December 31:
      2002                                   $ 5,289
      2003                                     3,967
                                             -------
                                             $ 9,256

Note 7  Income Taxes.
        ------------

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the years ended December 31, 2001 and 2000 as a result of operating losses. At December 31, 2001, the Company had an operating loss carryforward of approximately $42,000 that may be utilized in future years. The loss carryforward, if unused, will expire $20,000 in 2020 and 22,000 in 2021.

The Company has fully reserved the deferred tax asset that would arise from the loss carryforward since the Company believes that it is more likely than not that future income from operations will not be available to utilize the deferred tax asset. The deferred tax asset and the related reserve are as follows:

Deferred tax asset
 Tax benefit of net operating loss        $  6,300
 Less valuation allowance                   (6,300)
                                           -------
Net deferred tax asset                    $     --

During the year ended December 31, 2001 the valuation allowance for deferred tax assets increased by approximately $3,300.